Exhibit 5.5

June 6, 2012

IBP Redevelopment Corporation

IBP Redevelopment Corporation

IBP Redevelopment Corporation

Tyson Farms, Inc.

Carolina Brand Foods, LLC

c/o Tyson Foods, Inc.

2200 Don Tyson Parkway

Springdale, Arkansas 72762-6999

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

Dear IBP:

We are acting as special counsel to IBP Redevelopment Corporation, a Missouri corporation, Tyson Farms, Inc., a North Carolina corporation, and Carolina Brand Foods, LLC, a North Carolina limited liability company (collectively, the “Subsidiary Guarantors”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Tyson Foods, Inc, a Delaware corporation (the “Parent”) and by the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of: (i) an indeterminate principal amount of the Parent’s debt securities (the “Debt Securities”) and (ii) guarantees that may be issued by the Subsidiary Guarantors to holders of the Debt Securities (the “Guarantees”). The Debt Securities are to be issued under the Indenture, dated as of June 1, 1995 (the “Indenture”), between the Parent and The Bank of New York Mellon Trust Company, National Association, as successor trustee (the “Trustee”) to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.), the original trustee. Any Guarantee will be issued under the Indenture as supplemented by a supplemental indenture thereto among the Parent, each applicable Subsidiary Guarantor and the Trustee.

In connection herewith, we have reviewed:

(1)    the Registration Statement;

(2)    the Indenture;

(3)    the form of the Guarantees;

(4)    the articles of incorporation, certificate of incorporation or certificate of formation and bylaws of each of the Subsidiary Guarantors, as in effect on the date hereof and as certified by the

IBP Redevelopment Corporation Tyson Farms, Inc. Carolina Brand Foods, LLC

June 6, 2012

applicable	Secretary or Assistant Secretary of such company (the “Organizational Documents”).

The documents referenced as items (1) through (3) above are collectively referred to herein as the “Transaction Documents.”

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate or analogous records, agreements and instruments of the Subsidiary Guarantors, certificates of public officials and officers of the Subsidiary Guarantors, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the Transaction Documents and the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Transaction Documents and certificates and statements of appropriate representatives of the Subsidiary Guarantors. Our opinion set forth in paragraph 1 below is based solely on information provided, on June 5, 2012, on the websites of the Secretary of State of Missouri (https://www.sos. mo.gov/businessentity/soskb/csearch.asp) and the Secretary of State of North Carolina (http://www. secretary.state.nc.us/corporations/CSearch.aspx).

In connection herewith, we have assumed that, other than with respect to the Subsidiary Guarantors, all of the Transaction Documents have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such Transaction Documents, all of the signatories to such Transaction Documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such Transaction Documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each Subsidiary Guarantor is duly organized and validly existing as a corporation or limited liability company, as applicable, under the laws of its state of organization.

2. The execution and filing with the Securities and Exchange Commission of the Registration Statement have been duly authorized by all necessary corporate or limited liability company action on the part of each Subsidiary Guarantor.

3. Each Subsidiary Guarantor has the corporate or limited liability company power and authority, as applicable, to authorize the form, terms, performance, issuance and sale of a Guarantee by such Subsidiary Guarantor (and, if applicable, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture as contemplated by the Registration Statement and to authorize the execution, delivery and performance by sycg Subsidiary Guarantor of a supplemental indenture (each, a “Supplemental Indenture”) in compliance with the provisions of the Indenture creating the form and terms of such Guarantee as contemplated by the Registration Statement.

IBP Redevelopment Corporation Tyson Farms, Inc. Carolina Brand Foods, LLC

June 6, 2012

4. The execution, delivery and performance by each Subsidiary Guarantor of a Supplemental Indenture and the creation, issuance and sale of a Guarantee by each Subsidiary Guarantor (and, if applicable, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture (as supplemented by a Supplemental Indenture) as contemplated by the Registration Statement have been duly authorized by all necessary corporate or limited liability action on the part of such Subsidiary Guarantor, as applicable.

5. (i) When the Registration Statement (including any post-effective amendment thereto) has become effective under the Act, (ii) assuming that the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (iii) when all necessary corporate action shall have been taken by the Subsidiary Guarantors to authorize the form, terms, execution, delivery, performance, issuance and sale of the Guarantees as contemplated by the Registration Statement, the prospectus supplement relating to such Guarantees and the related series of Debt Securities and the Indenture (including the adoption of any applicable resolutions of the governing body of the applicable Subsidiary Guarantor or a duly authorized committee thereof) and (iv) the series of Debt Securities to which the Guarantee relates shall have been duly issued as contemplated by the Indenture, each Guarantee provided will constitute a valid and binding obligation of the applicable Subsidiary Guarantor.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a) Our opinions herein reflect only the application of applicable Missouri and North Carolina law (excluding the securities and blue sky laws of such States, as to which we express no opinion). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b) Our opinions contained herein may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

(c) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is

IBP Redevelopment Corporation Tyson Farms, Inc. Carolina Brand Foods, LLC

June 6, 2012

not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d) We express no opinion as to:

(i) the enforceability of any provision in the Indenture ort the Guarantees purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) waive the right of the Subsidiary Guarantors or any other person to a trial by jury, (C) provide that remedies are cumulative or that decisions by a party are conclusive (D) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law, or (E) govern choice of law or conflicts of laws; or

(ii) the enforceability of any rights to indemnification or contribution provided for in the Transaction Documents which are violative of public policy underlying any law, rule or regulation (including any Federal or state securities law, rule or regulation) or the legality of such rights.

(e) We express no opinion as to whether the Subsidiary Guarantor organized under the laws of Missouri may guarantee or otherwise be liable for indebtedness incurred by the Parent except to the extent that such Guarantor may be determined to have benefited from the incurrence of the indebtedness by the Parent or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by the Parent are, directly or indirectly, made available to such Guarantor for its corporate purposes.

(f) We call to your attention that enforcement of a guaranty by a Guarantor Subsidiary organized under the laws of North Carolina may be limited by the provisions of Chapter 26 of the North Carolina General Statutes and we express no opinion as to the effectiveness of any waiver by any such guarantor of his, her or its rights under such Chapter.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offer and sale of the Debt Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ BRYAN CAVE LLP